CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") made as of November 17, 2003, by and between Cathy Pafumi, with offices at 625 Palm Drive, Hallandale, FL 33309 ("Consultant") and IBSG International, Inc., a Florida corporation with offices at 7208 Sand Lake Road, Orlando, FL 32819 (the "Company").

WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating to management services, corporate organization and structure, strategic planning, and business evaluations in connection with potential mergers and acquisitions, among other services (the "Services"); and

WHEREAS, Consultant can provide the Company with the and is desirous of performing such Services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company during the term of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. APPOINTMENT.

The Company hereby engages Consultant and Consultant agrees to render Services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2. TERM.

The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on May 30, 2004, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

3. SERVICES.

During the term of this Agreement, Consultant shall provide the Services as defined above and shall advise the Company regarding its overall business plan.

4. DUTIES OF THE COMPANY.

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about its business plan and other information in order to permit Consultant to provide the Services.

5. COMPENSATION.

The Company will immediately issue to Consultant 1,398,417 shares of the Company's common stock, par value $0.001, which shares shall be registered in a registration statement under the Securities Act of 1933, as amended (the "Act").

6. MISCELLANEOUS.

Termination: This Agreement may be terminated by either party upon written notice to the other party for any reason which shall be effective thirty (30) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement. Notwithstanding any termination, the shares issued as consideration for the Services provided and to be provided to the Company shall be fully-paid and non-assessable shares of the Consultant, and the shares shall be vested on the date of the execution of this Agreement.

Modification: This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be amended only in writing signed by both parties.

Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such party set forth above or to such other address or facsimile telephone number, as the party shall have furnished in writing to the other party.

Waiver: Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term of any other term of this Agreement.

Severability: If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Broward County, FL. The interpretation and the enforcement of this Agreement shall be governed by Florida Law as applied to residents of the State of Florida relating to contracts executed in and to be performed solely within the State of Florida. In the event any dispute is arbitrated, the prevailing party (as determined by the arbiter(s)) shall be entitled to recover that party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

IBSG International, Inc. CONSULTANT

By:_______________________ By:_______________________

Michael Rivers, PhD., CEO          Cathy Pafumi